Exhibit 99.1

For immediate release

Cephalon off to Record Start in 2010

Quarterly Sales of $577 Million Increased 12 Percent

Quarterly Adjusted EPS of $1.92 Increased 31 Percent

Quarterly Cash from Operations totaled $234 Million

Frazer, Pa. — May 4, 2010 — Cephalon, Inc. (Nasdaq: CEPH) today reported first quarter 2010 sales of $576.7 million, a 12 percent increase compared to sales of $514.4 million for the first quarter 2009.  Basic income per common share for the quarter was $1.47.  Excluding amortization expense and certain other items, basic adjusted income per common share for the quarter was $1.92, an increase of 31 percent over the comparable figure of $1.47 for the same period in 2009.   Adjusted net income for the first quarter of 2010 was $144.0 million, a 42 percent increase over the comparable $101.1 million for the first quarter of 2009. This exceeded the high end of the company’s adjusted net income guidance range by $16 million.

Central nervous system (CNS) franchise sales were $307.1 million during the quarter, a 14 percent increase compared to the same period last year.  Pain franchise reported sales of $113.6 million, a 7 percent decrease versus first quarter 2009.  Oncology franchise sales were $110.0 million, a 44 percent increase over the same period last year due to strong sales of TREANDA® (bendamustine hydrochloride).

“We are off to a great start in 2010,” said Frank Baldino, Jr., Ph.D., Chairman and CEO. “TREANDA is now our fastest growing product with sales increasing 62% over the first quarter of 2009.  Our diversified product portfolio generated record cash from operations during the quarter.  This global portfolio coupled with our strong pipeline will continue to drive long term growth for the company.”

Cephalon anticipates additional costs to its business as a result of the recently enacted health care reform legislation.  For 2010 and 2011, we expect approximately $7 to $11 million in additional expenses associated with an increase in Medicaid discounts.  The initial financial impact is captured in our first quarter results and the full-year impact is reflected in our revised 2010 financial guidance.  Starting in 2011, we expect approximately $11 to $19 million in additional expenses as the annual tax for government sales and Medicare Part D coverage gap provision becomes effective.

The company is updating its guidance for 2010.  Total sales guidance is $2.610-$2.690 billion. This includes CNS franchise sales of $1.22-$1.26 billion, pain franchise sales of $455-$490 million, oncology franchise sales of $460-$490 million, and other product sales of $450-$470 million. Full year R&D and SG&A guidance is $480-$500 million and $910-$930 million,

SOURCE:  Cephalon, Inc. • 41 Moores Road • Frazer, PA  19355 • (610) 344-0200 • Fax (610) 344-0065

respectively.  Adjusted net income guidance is increased to $530-$545 million and basic adjusted income per common share guidance is increased to $7.00-$7.20 assuming 75.7 million basic shares outstanding.

For the second quarter 2010, Cephalon is introducing sales guidance of $645-$670 million, adjusted net income guidance of $124.6-$132.1 million and basic adjusted income per common share guidance of $1.65-$1.75.

Basic adjusted income per common share guidance for both the second quarter 2010 and full-year 2010 is reconciled below and is subject to the assumptions set forth therein. References in this press release to basic income per common share, basic adjusted income per common share, basic adjusted income per common share guidance, adjusted net income, adjusted net income guidance, adjusted net income per common share, adjusted net income per common share guidance refers to those metrics on an “attributable to Cephalon” basis and does not include any income or losses attributable to noncontrolling interests.

Cephalon’s management will discuss the company’s first quarter 2010 performance in a conference call with investors beginning at 5:00 p.m. U.S. EDT today.  To participate in the conference call, dial +1-913-981-4915 and refer to conference code number 3364849. Investors can listen to the call live by logging on to the company’s website at www.cephalon.com and clicking on “Investor Information,” then “Webcast.”  The conference call will be archived and available to investors for one week after the call.

About Cephalon, Inc.

Cephalon is a global biopharmaceutical company dedicated to discovering, developing and bringing to market medications to improve the quality of life of individuals around the world.  Since its inception in 1987, Cephalon has brought first-in-class and best-in-class medicines to patients in several therapeutic areas.  Cephalon has the distinction of being one of the world’s fastest-growing biopharmaceutical companies, now among the Fortune 1000 and a member of the S&P 500 Index, employing approximately 4,000 people worldwide.  The company sells numerous branded and generic products around the world. In total, Cephalon sells more than 150 products in nearly 100 countries.  More information on Cephalon and its products is available at http://www.cephalon.com

# # #

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products; interpretation of clinical results; prospects for regulatory approval; manufacturing development and capabilities; market prospects for its products; sales, adjusted net income and basic adjusted income per common share guidance for the second quarter 2010 and full-year 2010 and SG&A and R&D guidance for the full-year 2010; and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and

2

financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

This press release and/or the financial results attached to this press release include “Adjusted Net Income,” “Basic Adjusted Income per Common Share,” “Adjusted Net Income Guidance,” “Basic Adjusted Income per Common Share Guidance,” and “Diluted Adjusted Income Per Common Share,” amounts that are considered “non-GAAP financial measures” under SEC rules. As required, we have provided reconciliations of these measures. Additional required information is located in the Form 8-K furnished to the SEC in connection with this press release.

Source: Cephalon, Inc.

Contacts:
Media:	Investors:
Sheryl Williams	Robert (Chip) Merritt
610-738-6493	610-738-6376
swilliam@cephalon.com	cmerritt@cephalon.com

3

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
REVENUES:
Net Sales	$576,681	$514,366
Other revenues	19,904	5,602
	596,585	519,968
COSTS AND EXPENSES:
Cost of sales	105,043	97,770
Research and development	105,377	103,024
Selling, general and administrative	204,641	200,590
Restructuring charges	744	1,637
Acquired in-process research and development	—	30,750
	415,805	433,771

INCOME FROM OPERATIONS	180,780	86,197

OTHER INCOME (EXPENSE):
Interest income	1,930	704
Interest expense	(26,791)	(16,604)
Other income (expense), net	(7,271)	6,539
	(32,132)	(9,361)

INCOME BEFORE INCOME TAXES	148,648	76,836

INCOME TAX EXPENSE	48,311	33,054

NET INCOME	100,337	43,782

NET LOSS ATTRIBUTABLE TO THE NONCONTROLLING INTEREST	10,228	14,801

NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$110,565	$58,583

BASIC INCOME PER COMMON SHARE	$1.47	$0.85

DILUTED INCOME PER COMMON SHARE	$1.35	$0.75

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING ATTRIBUTABLE TO CEPHALON, INC.	74,990	68,792

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION ATTRIBUTABLE TO CEPHALON, INC.	81,811	77,993

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income

(Unaudited)

	Three Months Ended
	March 31,
	2010		2009

GAAP NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$110,565		$58,583

Cost of sales adjustments	30,966	(1)	25,708	(1)
Research and development adjustments	359	(2)	1,296	(2)
Selling, general and administrative adjustments	2,277	(3)	870	(3)
Restructuring charges	744	(4)	1,637	(4)
Acquired in-process research and development	—		30,750	(5)
Other income (expense)	6,169	(6)	(6,919	)(6)
Interest expense	17,579	(7)	10,535	(7)
Income taxes	(24,673	)(8)	(21,376)
*Noncontrolling Interest adjustments:
Other revenues	(31)		108
Research and development	8,112		9,231
Selling, general and administrative	3,022		4,751
Other income (expense)	165		4
Interest income	(7)		(72)
Interest expense	157		779
Income taxes	(1,190)		—
Less amount attributable to noncontrolling interest	(10,228)		(14,801)
	33,421		42,501

ADJUSTED NET INCOME	$143,986		$101,084

BASIC ADJUSTED INCOME PER COMMON SHARE	$1.92		$1.47

DILUTED ADJUSTED INCOME PER COMMON SHARE	$1.76		$1.30

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	74,990		68,792

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	81,811		77,993

Notes to Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income

*                 Amounts recorded by our Variable Interest Entities that have been excluded from net income attributable to Cephalon, Inc.

(1)          To exclude the on-going amortization of acquired intangible assets ($25.8M in 2010; $21.2M in 2009) and accelerated depreciation related to restructuring ($5.2M in 2010; $4.5M in 2009).

(2)          To exclude accelerated depreciation related to restructuring ($0.4M in 2010; $0.3M in 2009), and charges related to payment for research and development collaborations ($1.0M in 2009).

(3)          To exclude charges related to the acquisition of Mepha AG ("Mepha") in 2010 and charges related to the acquisition of Arana Therapeutics Limited ("Arana") in 2009.

(4)          To exclude costs related to CIMA restructuring.

(5)          To exclude charges related to the acquisition of worldwide license rights related to LUPUZOR from ImmuPharma ($30.0M) and license rights for bendamustine hydrochloride in China and Hong Kong ($0.8M) in 2009.

(6)          To exclude losses on currency forward contracts and options used to manage foreign exchange rate risk related to the Mepha acquisition in 2010, and gains on currency forward contracts and options used to manage foreign exchange rate risk related to the Arana takeover offer and Arana dividend income in 2009.

(7)          To exclude imputed interest expense associated with convertible debt ($17.6M in 2010; $10.5M in 2009).

(8)          To reflect the tax effect of pre-tax adjustments at the applicable tax rates and certain other tax adjustments primarily related to changes in valuation allowances, and other changes in tax assets and liabilities.

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED SALES DETAIL

(In thousands)

(Unaudited)

	Three Months Ended						%
	March 31,						Increase
	2010			2009			(Decrease)
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Net Sales:
PROVIGIL*	$244,601	$17,850	$262,451	$238,429	$14,933	$253,362	3	20	4
NUVIGIL	34,922	—	34,922	—	—	—	—	—	—
GABITRIL	8,299	1,462	9,761	14,749	1,505	16,254	(44)	(3)	(40)
CNS	287,822	19,312	307,134	253,178	16,438	269,616	14	17	14

ACTIQ	14,940	18,491	33,431	21,412	16,752	38,164	(30)	10	(12)
Generic OTFC	12,779	—	12,779	24,112	—	24,112	(47)	—	(47)
FENTORA**	38,480	3,729	42,209	33,290	423	33,713	16	782	25
AMRIX	25,135	—	25,135	26,237	—	26,237	(4)	—	(4)
Pain	91,334	22,220	113,554	105,051	17,175	122,226	(13)	29	(7)

TREANDA	81,257	—	81,257	50,197	—	50,197	62	—	62
Other Oncology	4,555	24,198	28,753	5,326	21,032	26,358	(14)	15	9
Oncology	85,812	24,198	110,010	55,523	21,032	76,555	55	15	44

Other	9,460	36,523	45,983	11,155	34,814	45,969	(15)	5	—

	$474,428	$102,253	$576,681	$424,907	$89,459	$514,366	12	14	12

* Marketed under the name MODIODAL® (modafinil) in France and under the name VIGIL® (modafinil) in Germany.

** Marketed under the name EFFENTORA ® (fentanyl buccal tablet) in Europe.

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2010	2009
CURRENT ASSETS:
Cash and cash equivalents	$1,874,453	$1,647,635
Receivables, net	349,271	376,076
Inventory, net	236,649	240,576
Deferred tax assets, net	232,900	243,246
Other current assets	65,920	58,423
Total current assets	2,759,193	2,565,956

INVESTMENTS	12,427	12,427
PROPERTY AND EQUIPMENT, net	432,212	451,879
GOODWILL	583,307	590,284
INTANGIBLE ASSETS, net	945,924	981,857
DEBT ISSUANCE COSTS	17,695	18,862
OTHER ASSETS	35,516	36,830
	$4,786,274	$4,658,095

CURRENT LIABILITIES:
Current portion of long-term debt, net	$827,594	$818,925
Accounts payable	99,191	88,829
Accrued expenses	451,720	430,209
Total current liabilities	1,378,505	1,337,963

LONG-TERM DEBT	369,805	363,696
DEFERRED TAX LIABILITIES, net	148,240	159,328
OTHER LIABILITIES	110,354	111,728
Total liabilities	2,006,904	1,972,715

REDEEMABLE EQUITY	196,562	207,307

EQUITY:
Cephalon Stockholders’ Equity
Common stock, $0.01 par value	783	780
Additional paid-in capital	2,567,453	2,534,070
Treasury stock, at cost	(208,460)	(208,427)
Accumulated deficit	(68,094)	(178,659)
Accumulated other comprehensive income	85,135	114,194
Total Cephalon stockholders’ equity	2,376,817	2,261,958
Noncontrolling Interest	205,991	216,115
Total equity	2,582,808	2,478,073
	$4,786,274	$4,658,095

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$100,337	$43,782
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax benefit	(1,045)	(9,036)
Depreciation and amortization	48,353	41,952
Stock-based compensation expense	8,830	11,560
Amortization of debt discount and debt issuance costs	18,144	10,558
Loss (gain) on foreign exchange contracts	6,169	(13,084)
Other	239	109
Changes in operating assets and liabilities:
Receivables	20,308	55,668
Inventory	(2,383)	(7,697)
Other assets	(348)	9,683
Accounts payable, accrued expenses and deferred revenues	39,449	27,458
Other liabilities	(4,498)	1,756
Net cash provided by operating activities	233,555	172,709

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(9,613)	(14,958)
Cash balance from consolidation of variable interest entity	—	52,563
Investment in Ception	—	(75,000)
Purchases of investments	—	(9,082)
(Cash settlements of) proceeds from foreign exchange contracts	(6,155)	7,732
Purchases of available-for-sale investments	—	(41,390)
Net cash used for investing activities	(15,768)	(80,135)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of common stock options	13,804	4,540
Windfall tax benefits from stock-based compensation	23	351
Acquisition of treasury stock	(33)	(29)
Payments on and retirements of long-term debt	(2,577)	(3,283)
Net cash provided by financing activities	11,217	1,579

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(2,186)	(4,036)

NET INCREASE IN CASH AND CASH EQUIVALENTS	226,818	90,117

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,647,635	524,459

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,874,453	$614,576

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of Projected GAAP Basic Income per Common Share

to Basic Adjusted Income Per Common Share Guidance

(Unaudited)

	Three Months Ended			Twelve Months Ended
	June 30, 2010			December 31, 2010

Projected GAAP basic income per common share	$1.22	—	$1.32	$5.36	—	$5.56

Amortization of current intangibles	$0.34	—	$0.34	$1.28	—	$1.28
Accelerated depreciation adjustment- CIMA	$0.02	—	$0.02	$0.08	—	$0.08
Accelerated depreciation adjustment- Mitry-Mory	$0.05	—	$0.05	$0.10	—	$0.10
Selling, general and administrative adjustments	$—	—	$—	$0.03	—	$0.03
Restructuring adjustments	$0.01	—	$0.01	$0.05	—	$0.05
Other income (expense) adjustments	$—	—	$—	$0.08	—	$0.08
Interest expense adjustments	$0.23	—	$0.23	$0.86	—	$0.86

Tax effect of pre-tax adjustments at the applicable tax rates	$(0.22)	—	$(0.22)	$(0.84)	—	$(0.84)

Basic adjusted income per common share guidance	$1.65	—	$1.75	$7.00	—	$7.20

The company’s guidance is being issued based on certain assumptions including:

• Adjusted effective tax rate of approximately 34.0 percent in 2010.

• Weighted average number of common shares outstanding of 75.5 and 75.7 million shares for the three months ended June 30, 2010 and the twelve months ended December 31, 2010, respectively.

• The accretive effect of the Mepha AG acquisition on basic adjusted income per common share is included from the closing date of April 8, 2010 based on currently available financial data. Amounts do not include the effect of US GAAP purchase accounting adjustments related to our acquisition of Mepha AG as such amounts are not estimable at this time.

•Full year guidance includes additional expenses of approximately $8.0 million due to currently estimable effects of the U.S. health care reform act.